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                                                                    Exhibit 99.1


                                             [REPUBLIC ENGINEERED PRODUCTS LOGO]





FOR IMMEDIATE RELEASE

For more information, contact:

John A. Willoughby                           or      Dan Pecchia or Jim Cyphert
VP of Human Resources & Corporate Relations          Innis Maggiore Group
Republic Engineered Products LLC                     (330) 702-0490
(330) 670-3007                                       dan@innismaggiore.com
jwilloughby@republicengineered.com                   jim@innismaggiore.com

                  REPUBLIC ANNOUNCES COST-STRUCTURING PROGRAM

FAIRLAWN, Ohio (September 10, 2003) - To address challenges exacerbated during last month's Northeast power blackout, Republic Engineered Products LLC today announced a cost-structuring program that will reduce costs, conserve cash, and maximize the ability to meet customer requirements while normal operations are restored.
         With steel production curtailed at Republic's Lorain complex, where a blast furnace was damaged in a fire and explosion during the August 14 blackout, other facilities will be used to fill customer orders, while a backup furnace at Lorain is started. The lack of steel production and resulting reduced shipments have negatively impacted liquidity at a time when significant capital is needed to restart the back up furnace. Republic has negotiated with its insurance carriers and other parties for the funds needed to restore iron and steel production in Lorain.
         "A number of factors arising from the blackout have put us in a challenging financial position, and we responded immediately," said Joseph F. Lapinsky, president and chief executive officer. "We committed considerable resources to the blast furnace situation last month, and have been diligently working to reduce costs and conserve cash across the company. I am pleased that the project to start up our #4 blast furnace is accelerating, and that we have received commitments of technical assistance from U.S. Steel and Kobe Steel to help get it back into operation before the end of September.

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3770 Embassy Parkway
Akron, Ohio 44333-8367
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REPUBLIC ANNOUNCES COST-STRUCTURING PROGRAM
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     "We are focusing all of our resources on meeting customer requirements so that we can maximize our revenue stream, improve our financial position and resume normal operations as soon as possible. In that regard, we have resumed production at our new 20-inch mill in Lorain, and have scheduled increased steel production at our Canton facility.

     "It is unfortunate that this incident at the blast furnace occurred just as Republic was emerging from the effects of unplanned outages over the past several months. But we are committed to finding a solution to these new challenges, and we appreciate the support we've received from our customers, suppliers, employees and community leaders."

     The cost-structuring program includes the following elements:

     - Workforce adjustments will continue to be implemented as needed on a weekly basis to match cost and performance requirements.

     - Rolling mills in Lorain and Lackawanna, N.Y. are operating to the extent necessary to fulfill customer demand, as are the cold-finishing plants, sharply reducing expenses and energy usage.

     - Focused planning is maximizing the ability to continue to fulfill customer orders in light of the current operating configuration.

     - Republic is working with customers to more precisely forecast their requirements and then facilitate delivery of product as soon as it becomes ready for shipment.

     Republic Engineered Products LLC is North America's leading supplier of special bar quality (SBQ) steel, a highly engineered product used in axles, drive trains, suspensions and other critical components of automobiles, off-highway vehicles and industrial equipment. With headquarters in Fairlawn, Ohio, the company operates steelmaking centers in Canton and Lorain, Ohio, and value-added rolling and finishing facilities in Canton, Lorain and Massillon, Ohio; Lackawanna, N.Y.; and Gary, Ind. Republic employs approximately 2,400 people.


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REPUBLIC ANNOUNCES COST-STRUCTURING PROGRAM
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           All statements other than statements of historical fact included in this release, including statements regarding our future financial position, results of operations, business strategy, budgets, projected costs and plans and objectives for future operations, are forward-looking statements. In addition, these forward-looking statements generally can be identified by the use of forward-looking terms such as "may," "will," "expect," "intend," "estimate," "anticipate," "foresee," "project," "plan," or "believe" or the negative of these words or variations on these words or similar phrases. We have based these forward-looking statements on our current assumptions, expectations and projections about future events, which are subject to risks and uncertainties. We caution that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements, including the factors identified in Republic's filings with the Securities and Exchange Commission.

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